SECTION 1. Amendments to Indenture. The Indenture is hereby amended as follows:

                  1.1. Clause (vi) of the definition of "Permitted Investment" in Section 1.1 of the Indenture is amended by deleting the references to "$10.0 million" and "15 consecutive days" set forth therein and replacing such references with "$20.0 million" and "45 consecutive days," respectively.

                  1.2. Section 4.8(c) of the Indenture is amended by deleting the references to "$10.0 million" and "15 consecutive days" set forth therein and replacing such references with "$20.0 million" and "45 consecutive days," respectively.